UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2006

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

42 Longwater Drive, Norwell,	02061-9149
Massachusetts	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 20, 2006, the Board of Directors of Clean Harbors, Inc. appointed Dr. Gene Banucci to the Company’s nine-member Board of Directors. The Board also appointed Dr. Banucci to serve on the Audit Committee.  Dr. Banucci is the Chairman and Founder of ATMI, Inc., a supplier of specialty materials to the worldwide semiconductor industry.

Prior to starting ATMI, Dr. Banucci served as Vice President for American Cyanamid’s Chemical Research Division, where he directed new product research and development.  Previously, he was with General Electric Company for more than 10 years in a variety of management positions at the Corporate R&D Center and GE Plastics.

Dr. Banucci is a founding member of the Connecticut Technology Council, a member of the Board of the Program on Innovation and Technology of the National Research Council, a member of the Board of Directors of Zygo, Inc., SemEquip Inc., Primet, and a member of the Board of Trustees of Beloit College.  He received his PhD in Organic Chemistry from Wayne State University, and his BA in Chemistry from Beloit College.  Dr. Banucci holds 22 issued U.S. patents and is the author of numerous published articles.

Item 9.01                Financial Statements and Exhibits

(c)            Exhibits

99.1	Press Release date September 22, 2006. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

September 26, 2006	/s/ James M. Rutledge
Executive Vice President and
Chief Financial Officer